INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post-Effective Amendment No. 38 to Registration Statement No. 33-24962 of the American
Skandia Trust of our report dated February 9, 2001, appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the
Prospectus, which is also a part of such Registration Statement.

/s/Deliotte & Touche LLP
Deloitte & Touche LLP
New York, New York
April 27, 2001